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                                                                   Exhibit 10(i)

                            Alberto-Culver Company

                     Executive Deferred Compensation Plan

             (As amended and restated through September 23, 1999)
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                               Table of Contents
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                                                              Exhibit 10(i)
I.   Establishment, Definitions and Purpose
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Preamble.................................................................  1
Definitions..............................................................  1
Purpose..................................................................  2

II.  Participation

Participation, Notification and Election.................................  2
Deferral Procedure.......................................................  3
Deferral Agreement Termination...........................................  3
Establishment of Accounts................................................  3
Account Valuation and Earnings...........................................  3
Benefit Payments.........................................................  4
Conditional Matching Contributions.......................................  4

III. General Provisions

Funding..................................................................  5
Vesting..................................................................  5
In-Service Withdrawals...................................................  5
Beneficiary Designation..................................................  6
Death Benefits...........................................................  6
Administration...........................................................  6
Administrative Fees and Expenses.........................................  6
Claims Procedure.........................................................  7
Tax Liability............................................................  7

IV.  Exempt Status.......................................................  7

V. Indemnification.......................................................  7

VI. Amendment and Termination............................................  7

VII. Miscellaneous

Nonassignability.........................................................  8
No Contract of Employment................................................  8
Participant Litigation...................................................  8
Participant and Beneficiary Duties.......................................  8
Governing Law............................................................  8
Validity.................................................................  9
Notices..................................................................  9
Successors...............................................................  9

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I. Establishment, Definitions and Purpose

1.1 Preamble

Pursuant to this plan document, Alberto-Culver Company will maintain an unfunded deferred compensation plan, to be established as of January 1, 1999, and to be known as the Alberto-Culver Company Executive Deferred Compensation Plan ("Plan"). Under the terms of the Plan, eligible employees of the Alberto-Culver Company and certain of its domestic subsidiaries are allowed to defer a portion of their Compensation. Participants and their beneficiaries shall have no interest in any Company assets as a source of funds to satisfy the benefit obligations under the Plan. The Plan constitutes an unsecured promise by the Company to make benefit payments in the future and Participants shall have the status of general unsecured creditors of the Company.

1.2 Definitions

Capitalized terms are generally defined in the Section where used. The following terms appear in several Sections and are defined below for convenient reference:

a) "Beneficiary" - An individual or individuals or trust who are designated in the most recent writing by the Participant to receive his/her benefit in the event of the Participant's death. If more than one Beneficiary survives the Participant, such benefit payments shall be made equally to all such Beneficiaries, unless otherwise indicated by the Participant on the beneficiary form.

b) "Code" - The Internal Revenue Code of 1986, as amended.

c) "Compensation" - The salary and commissions, where applicable, of an employee as set by the Company for a Plan Year, exclusive of any amounts payable under bonus and incentive plans, severance plans, option plans, and any other benefit or welfare plan of the Company now or hereafter existing.

d) "Company" - Alberto-Culver Company and any direct or indirect domestic subsidiaries which, with the consent of Alberto-Culver Company, adopts this Plan by resolution of its board of directors. On the date hereof, Sally Beauty Company, Inc., Alberto-Culver USA, Inc., St. Ives Laboratories, Inc., and Alberto-Culver International, Inc. have adopted this Plan with the consent of Alberto-Culver Company.

e) "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

f) "Highly Compensated Employee" - an employee of the Company who is determined to be a Highly Compensated Employee within the meaning of Code section 414(q) (or any successor provision), as adjusted by the Internal Revenue Service from time to time.

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g) "Participant" - A Highly Compensated Employee who meets the participation requirements set forth in Section 2.1 and elects to participate in the Plan in accordance herewith.

h) "Plan Administrator" - An individual selected from time to time by the Compensation Committee of the Board of Directors of the Alberto-Culver Company (the "Compensation Committee") to administer the Plan and perform all accounting and administrative functions in connection therewith.

i) "Plan Year" - Each 12 consecutive month period commencing on January 1 and ending on December 31.

j) "Deferral Agreement Form" - A written agreement between a Participant and the Company to defer receipt of future Compensation. The Plan Administrator may amend this form from time to time.

1.3 Purpose

Alberto-Culver Company and certain of its domestic subsidiaries sponsor 401(k) plans known as the Alberto-Culver 401(k) Savings Plan and the Sally Beauty 401(k) Savings Plan (collectively, the "401(k) Plans") for the benefit of their U.S. employees and their beneficiaries. Each of the 401(k) Plans operate as a "qualified plan", as defined under the Code, and therefore are subject to deferral limitations contained therein. The Plan is established to mitigate the effect of these limitations by allowing Participants to defer a greater portion of their Compensation and the earnings thereon than is permitted solely under the 401(k) Plans.

II. Participation

2.1 Participation, Notification and Election

The Plan Administrator shall provide notification to the Highly Compensated Employees of their eligibility to participate in the Plan. The determination of whether an employee is a Highly Compensated Employee will be calculated based upon such employee's applicable compensation earned in the preceding calendar year. The determination of whether a new hire is a Highly Compensated Employee will be calculated based upon such new hire's initial annual salary (without regard to commissions, if any) at the time of hire. The Plan Administrator shall further provide eligible employees with a Deferral Agreement Form. Eligible employees shall elect on the Deferral Agreement Form for the applicable Plan Year, the (i) percentage of Compensation to be deferred in that Plan Year, (ii) commencement date of distributions with respect to deferrals made in such Plan Year, (iii) method of distribution which may be either a single-sum distribution or equal annual distribution installments which can be no more than five, (iv) any other elections required by the Plan Administrator and set forth on the Deferral Agreement Form. A Participant is not permitted to (i) defer Compensation for a pay period which has commenced prior to the date on which the Deferral Agreement Form is signed by the Participant and delivered to the Plan Administrator and (ii) with the exception of the Participant's termination of employment with the Company, defer Compensation for a period of time less than three years from the commencement date of such deferrals. Deferrals with respect to future Compensation may be terminated pursuant to Section 2.3.

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2.2 Deferral Procedure

Upon receipt of a properly completed and timely executed Deferral Agreement Form, the Company will withhold from each paycheck, the designated percentage of the Participant's Compensation. Changes in salary during the Plan Year shall be subject to the same Compensation deferral percentage as previously elected and indicated on the Deferral Agreement Form. The deferral amount shall not be included as wages subject to federal income tax on the Participant's federal income tax withholding statement. Participant deferrals shall be subject to employment taxes, including Federal Insurance Contributions Act contributions, and any state or local taxes as required. The Participant must elect to defer not less than 1% and not more than 100% of his/her Compensation. Such deferral percentages must be in 1% increments.

All elections shall be made before the beginning of the Plan Year in which the services are to be performed with the exception of a new hire. A new hire will be allowed to participate in the Plan provided such employee submits a Deferral Agreement Form within 30 days of the date of hire. In such an event, the new employee shall become a Participant on the first day of the first payroll period beginning in the next calender quarter following the date on which the Deferral Agreement Form is submitted to the Plan Administrator. If a new employee fails to submit a Deferred Agreement Form within such 30 day period, the new employee will not be allowed to participate in the Plan until the beginning of the next Plan Year. A Participant's Deferral Agreement Form shall continue to remain in effect for that Plan Year unless terminated, as provided in Section 2.3. Each Plan Year, Participants will be required to complete a new Deferral Agreement Form prior to the commencement of such Plan Year if they wish to defer income for that Plan Year.

2.3 Deferral Agreement Termination

The Participant shall have the right to terminate his/her deferral upon written notice to the Plan Administrator. The deferral termination shall not apply to Compensation already earned. Such termination shall be effective on the first day of the first payroll period beginning in the next calendar quarter following the date on which the termination request is received by the Plan Administrator. Once a termination request has been submitted for a Plan Year, the Participant may not re-elect to defer any amounts under the Plan until the next Plan Year.

2.4 Establishment of Accounts

Each Participant shall have an account established by the Plan Administrator and Participant statements will be distributed to Participants in the Plan on a quarterly basis. The Company will maintain an accrual for the aggregate amount of deferred benefits under the Plan on the Company's accounting records.

2.5 Account Valuation and Earnings

The account established for each Participant under Section 2.4 will be valued on a quarterly basis. The deferred benefit account for each Participant shall be adjusted quarterly to reflect a reasonable fixed annual rate of interest as determined by the Compensation Committee. This rate

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may be prospectively adjusted on an annual or more frequent basis as deemed appropriate by the Compensation Committee. The rate chosen by the Compensation Committee from time to time shall apply to the entire balance of all Participants' accounts.

2.6 Benefit Payments

The account established for each Participant under Section 2.4 shall be payable to the Participant as provided in the Deferral Agreement Form. In the event of any of the following occurrences, the account established for each Participant under Section 2.4 shall be payable to the Participant or Beneficiary no later than 90 days after the last day of the month in which the Plan Administrator receives notification that:

(a) the Participant terminates employment with the Company and has not elected a future deferral payment date; or
(b) the Plan is terminated (unless a successor plan is instituted).

2.7 Conditional Matching Contributions

If the following conditions have been satisfied, Participants may be entitled to a matching contribution from the Company:

(a) Participant, in the applicable Plan Year, defers in either the Alberto-Culver 401(k) Savings Plan or the Sally Beauty 401(k) Savings Plan a percentage of his or her 401(k) Compensation which is greater than or equal to the percentage which will maximize the Company's match under such 401(k) Plan; and

(b) The Company is required to and does refund all or a portion of a Participant's deferred 401(k) Compensation ("Refund") so that the Participant does not receive the maximum matching contribution to which such
    Participant would have otherwise been entitled had no Refund been      made;
    and

(c) Participant executed a Deferral Agreement Form prior to the beginning of the applicable Plan Year in which he or she elected to defer in this Plan the difference between the percentage of his or her 401(k) Compensation that would have maximized his or her matching contribution paid by the Company under the applicable 401(k) Plan and the percentage of his or her 401(k) Compensation that has actually been deferred under such Plan after taking into account any Refund (the "Difference").

If all of the foregoing conditions have been satisfied, pursuant to an election made by the Participant on the Deferral Agreement Form, such Participant will contribute into this Plan, in no more than four substantially equal installments deducted from his or her paychecks immediately following the date of the Refund, the Difference. Within 60 days after the Difference has been fully credited into the Plan by payroll deductions, the Participant shall be credited a matching

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contribution into his or her account maintained hereunder equal to the difference between the maximum match such Participant would have been entitled under the applicable 401(k) Plan had no Refund been made and the matching contribution actually given to the Participant under such 401(k) Plan. Matching contributions credited pursuant to this Section 2.7 shall be 100% vested upon receipt of such contribution by the Participant. Matching contributions and the Difference must be deferred until the earlier of (i) the Participant's termination of employment with the Company, (ii) the Participant's death or
(iii) the Plan's termination (unless a successor plan is instituted).

For purposes of this Section 2.7, the term "401(k) Compensation" shall be defined as the term "Compensation" is defined in the applicable 401(k) Plan.

III. General Provisions

3.1 Funding

All amounts paid under the Plan shall be paid in cash from the general assets of the Company. Such amounts shall be reflected on the accounting records of the Company, but shall not be construed to create or require the creation of a trust, custodial account or escrow account. No Participant shall have any right, title, or interest in any assets, accounts or funds that the Company may establish to aid in providing benefits under the Plan or otherwise. The Plan does not create a trust or establish any fiduciary relationships between the Company and the Participant or Beneficiary of the Plan, nor will any interest other than that of an unsecured creditor exist.

3.2 Vesting

A Participant is always 100% vested in such Participant's own contributions and the earnings thereon and any matching contributions and earnings thereon.

3.3 In-Service Withdrawals

Except as described in this Section 3.3, the date upon which deferral distributions commence and the number of equal annual installments payable starting on such commencement date shall be irrevocable. The Participant may request to receive an early distribution of all or a portion of the balance of the account owed to the Participant. A single-sum payment will be paid to Participants who request such distribution. An early distribution paid to a Participant shall result in a penalty equal to 10% of such early distribution. The Participant will forfeit all right, title and interest to an amount equal to such penalty. The early distribution shall be paid to the Participant net of the 10% penalty and any required withholding taxes pursuant to Section 3.9.

Notwithstanding the preceding paragraph, any request for an early distribution on account of an "Unforeseeable Emergency" shall not bear the 10% early distribution penalty. For purposes of this Section 3.3, an Unforeseeable Emergency is a severe financial hardship to the Participant

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resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances beyond the control of the Participant. The determination of whether a request for an early distribution is on account of an Unforeseeable Emergency shall be made by the sole discretion of the Plan Administrator who shall apply the standards prescribed under Section
457 of the Code.

Any early distribution on account of an Unforeseeable Emergency may not be made to the extent such hardship is or may be relieved by (i) reimbursement or compensation by insurance or otherwise, (ii) liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, (iii) obtaining a loan either within the provisions of the 401(k) Plans or from a third party lender or (iv) cessation of deferrals under the Plan. Early distributions because of an Unforeseeable Emergency will only be permitted to the extent reasonably needed to satisfy the emergency need in addition to any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the early distribution.

3.4 Beneficiary Designation

Each Participant shall have the right to designate a Beneficiary to receive death benefits under the Plan. If no Beneficiary designation is made or if no such designated Beneficiary survives the Participant, the Plan Administrator shall direct benefit payments to be made to the Participant's spouse or to the Participant's estate if no spouse is living.

3.5 Death Benefits

Death benefits shall be paid as a single-sum to the Participant's Beneficiary within 90 days after the last day of the month in which the later event occurs
(i) written notice is given to the Plan Administrator of Participant's death and
(ii) a proper Beneficiary has been determined by the Plan Administrator.

3.6 Administration

The Plan shall be administered by the Plan Administrator, subject to the oversight of the Compensation Committee. The Plan Administrator shall have full power to construe, administer and interpret the Plan and full power to adopt such rules and regulations as he/she may deem necessary or desirable to administer the Plan. Subject to Compensation Committee review, which decision to review shall be in the sole discretion of the Compensation Committee, the Plan Administrator's decisions are final and binding on all parties.

3.7 Administrative Fees and Expenses

All fees and expenses incurred by the Plan in connection with the administration of the Plan shall be paid by the Company.

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3.8 Claims Procedure

If a claim for benefits by a Participant or his/her Beneficiary (the "Applicant") is denied, the Plan Administrator shall furnish the Applicant within 90 days after receipt of such claim (or within 180 days after receipt if the Plan Administrator notifies the Applicant prior to the end of the 90 day period that special circumstances require an extension of time), a written notice which specifies the reason for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this Section 3.8. If, within 60 days after receipt of such notice, the Applicant so requests in writing, the Plan Administrator shall review such decision. The Plan Administrator's decision on review shall be in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the Applicant, and shall include specific references to the pertinent provisions of the Plan on which the decision is based. It shall be delivered to the Applicant within 60 days after the request for review is received, unless extraordinary circumstances require a longer period, but in no event more than 120 days after the request for review is received.

3.9 Tax Liability

The Company will withhold all required taxes from any payment of benefits.

IV. Exempt Status

The Plan constitutes an unfunded supplemental retirement plan and is fully exempt from Parts 2, 3, and 4 of Title I of ERISA. The Plan shall be governed and construed in accordance with Title I of ERISA.

V. Indemnification

The Plan Administrator, employees, officers and directors of the Company shall not be held liable for, and shall be indemnified and held harmless by the Company against, any loss, expense or liability relating to the Plan which arises from any action or determination made in good faith.

VI. Amendment and Termination

The Company has established the Plan with the intention and expectation to maintain the Plan for an indefinite period of time. However, Alberto-Culver Company, through action by either the Compensation Committee or the Board of Directors of the Alberto-Culver Company, reserves the right to amend or to terminate the Plan at any time without Participant or Beneficiary consent. No amendment, however, may reduce the balance in a Participant's account. Participants and Beneficiaries shall be notified of such amendment or termination as soon as reasonably practical, but any delay in giving such notice shall not affect the effectiveness of the amendment or termination. The Company shall have the absolute right to pay each Participant his/her entire

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interest in the Plan in a single-sum upon termination of the Plan.

VII. Miscellaneous

7.1 Nonassignability

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be nonassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to garnishment, seizure or sequestration for the payment of any debts owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency. Notwithstanding the foregoing, the Company shall have the right to offset any amount owed to it against the amount payable to a Participant or his Beneficiary, or to defer payment until any dispute with respect to any amount owed has been resolved.

7.2 No Contract of Employment

The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and neither the Participant nor the Participant's Beneficiary shall have any rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him/her at any time.

7.3 Participant Litigation

In any action or proceeding regarding the Plan, Participants, employees or former employees of the Company, their Beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan.

7.4 Participant and Beneficiary Duties

Persons entitled to benefits under the Plan shall file with the Plan Administrator from time to time such person's post office address and each change of post office address. Each such person entitled to benefits under the Plan also shall furnish the Plan Administrator with all appropriate documents, evidence, data or information which the Plan Administrator considers necessary or desirable in administering the Plan.

7.5 Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois to the extent not pre-empted by the laws of the United States.

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7.6 Validity

In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

7.7 Notices

Any notice or filing required or permitted to be given to the Plan Administrator or the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Alberto-Culver Company at its principal executive offices attention Plan Administrator with a copy to the General Counsel of Alberto-Culver Company. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice required or permitted to be given to a Participant shall be sufficient if in writing and hand delivered or sent by first class mail to the Participant at the last address listed on the records of the Company.

7.8 Successors

The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

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